UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 12, 2016
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 12, 2016, Carrols Restaurant Group, Inc. (the "Company") and certain subsidiaries of the Company (collectively, the "Guarantors") entered into the Third Amendment to the Credit Agreement (the "Third Amendment") with Wells Fargo Bank, National Association (the “Administrative Agent”), as administrative agent, and the lenders party thereto (the “Lenders”) as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On February 12, 2016, the Company, the Guarantors, the Administrative Agent and the Lenders entered into the Third Amendment.  We refer to the Credit Agreement dated as of May 30, 2012 (the "Credit Agreement"), as amended by the First Amendment to Credit Agreement dated as of December 19, 2014, the Second Amendment to Credit Agreement and First Amendment to Security Agreement dated as of April 29, 2015, together with the Third Amendment as the "Amended Credit Agreement".

The Third Amendment increased revolving credit borrowings by $25.0 million and the Amended Credit Agreement now provides for total revolving credit borrowings of $55.0 million. The Third Amendment extended the maturity date to the earlier of (i) February 12, 2021 and (ii) the date that is six months prior to the maturity date of the Company's 8.00% Senior Secured Second Lien Notes due 2022. The Third Amendment also amends, among other things, the definition of Applicable Margin such that borrowings under the Amended Credit Agreement will bear interest at a per annum rate, at the Company's option, equal to (i) the Alternate Base Rate plus the Applicable Margin of 1.75% to 2.75% based on the Company's Adjusted Leverage Ratio, or (ii) the LIBOR Rate plus the Applicable Margin of 2.75% to 3.75% based on the Company's Adjusted Leverage Ratio (all as defined under the Amended Credit Agreement).

The foregoing summary is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1
Third Amendment to Credit Agreement dated as of February 12, 2016 among Carrols Restaurant Group, Inc., the guarantors named therein, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	February 17, 2016

By:	/s/ Paul R. Flanders
Name:	Paul R. Flanders
Title:	Vice President, General Counsel and Secretary